UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

STONE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 E. Kaliste Saloom Road

Lafayette, Louisiana 70508

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (337) 237-0410

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Upon the close of the sale of the Properties to EQT, described in Item 2.01 below, Stone Energy Corporation’s (the “Company’s”) purchase and sale agreement (the “Tug Hill PSA”) with TH Exploration III, LLC, an affiliate of Tug Hill, Inc. (“Tug Hill”), terminated, and the Company used a portion of the cash consideration received to pay Tug Hill a break-up fee of $10.8 million.

For a description of the terms of the Tug Hill PSA and circumstances surrounding its termination, see the Company’s Current Reports on Form 8-K filed on October 20, 2016 and February 8, 2017.

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 27, 2017, the Company completed its previously announced disposition of approximately 86,000 net acres in the Appalachian regions of Pennsylvania and West Virginia (collectively, the “Properties”) to EQT Corporation, through its wholly owned subsidiary EQT Production Company (“EQT”), for a purchase price of $527 million in cash, subject to customary purchase price adjustments and an upward adjustment to the purchase price of up to $16 million in an amount equal to certain downward adjustments. The sale of the Properties was consummated in accordance with the terms of a purchase and sale agreement, dated February 9, 2017, by and between the Company and EQT (the “EQT PSA”). Under the EQT PSA, the sale of the Properties has an effective date of June 1, 2016. The Company will use a portion of the cash consideration received from the sale of the Properties to fund its cash payment obligations under its Second Amended Joint Prepackaged Plan of Reorganization, dated December 28, 2016 (the “Plan”), that was confirmed on February 15, 2017 by the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division. The Company currently expects the Plan to become effective on February 28, 2017, at which point the Company and its debtor affiliates will emerge from bankruptcy; however, there can be no assurance that the effectiveness of the Plan will occur on such date, or at all.

Item 7.01	Regulation FD Disclosure

On February 27, 2017, the Company issued a press release announcing the completion of the sale of the Properties. A copy of this press release is included herein as Exhibit 99.1.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the ability to consummate a plan of reorganization in accordance with the terms of the Plan; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; risks associated with third party motions in any bankruptcy case, which may interfere with the ability to consummate a plan of reorganization in accordance with the terms of the Plan; potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization in accordance with the terms of the Plan; effects of bankruptcy proceedings and emergence from bankruptcy on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; political and regulatory developments and legislation, including developments and legislation relating to our operations in the Gulf of Mexico; and other risk factors and known trends and uncertainties as described in Stone’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements. Stone assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01.	Financial Statements and Exhibits

(b)    Pursuant to Item 9.01(b)(2) of Form 8-K, the Company will amend this filing on or before March 3, 2017 to file the pro forma financial statements required by Article 11 of Regulation S-X that excludes the Properties.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated February 27, 2017, “Stone Energy Corporation Announces Close of Sale of Appalachia Properties”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STONE ENERGY CORPORATION

Date: February 27, 2017	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 27, 2017, “Stone Energy Corporation Announces Close of Sale of Appalachia Properties”